UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                   December 1, 2011

WORTHINGTON INDUSTRIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-8399	31-1189815
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Old Wilson Bridge Road, Columbus, Ohio	43085
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:                   (614) 438-3210

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On December 1, 2011, Worthington Industries, Inc. (the “Registrant”), through a wholly-owned subsidiary, acquired the propane cylinder business of The Coleman Company, Inc. (“Seller”).   The purchase price was approximately $23 million.

The addition of this facility to the Registrant’s Pressure Cylinders (Worthington Cylinders) reportable segment, adds to Worthington Cylinders’ core competency of pressure cylinder manufacturing and provides added flexibility in supplying its customers.  Under a trademark license agreement with Seller, Worthington Cylinders will offer certain propane fuel cylinders under the Coleman® brand name and trademark.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     WORTHINGTON INDUSTRIES, INC.

Date:   December 1, 2011                                                                                                           By:  /s/Dale T. Brinkman
                                                Dale T. Brinkman, Vice President-
                                              Administration, General Counsel and Secretary